EXHIBIT 10.12.3

              AMENDMENT NO. 5 AND CONSENT AND WAIVER


     This Amendment No. 5 and Consent and Waiver dated effective as of September 28, 1999 ("Amendment") is by Union Bank of California, N.A. and Den norske Bank ASA (collectively, the "Banks") in favor of RAM Energy, Inc., a Delaware corporation ("Borrower").

                           INTRODUCTION

     A. The Borrower, the Banks and Union Bank of California, N.A., as agent for the Banks (the "Agent"), have entered into the Second Amended and Restated Credit Agreement dated as of
February 3, 1998, as amended by Amendment No. 1 and Waiver dated as of August 17, 1998, Amendment No. 2 and Waiver dated as of March 31, 1999, Amendment No. 3 and Consent and Waiver dated as of August 12, 1999 and Amendment No. 4 dated as of September 2, 1999 (the "Credit Agreement").

     B. The Borrower wishes to sell certain of its production volumes from the South Thomas, East Cheyenne and Wickham Ranch Fields in Blaine, Custer and Roger Mills Counties, Oklahoma to Duke Energy Merchant Finance, L.L.C. ("Duke") in exchange for the payment by Duke to the Borrower of a production payment ("Duke Production Payment") and the Banks have consented to the Duke Production Payment pursuant to the terms and conditions of Amendment No. 3 and Consent and Waiver dated as of August 12, 1999 ("Amendment No. 3").

     C. In connection with the Duke Production Payment, the Borrower is required to grant a security interest to Duke in the Borrower's right, title and interest in and to the South Thomas, East Cheyenne and Wickham Ranch Fields in Blaine, Custer and Roger Mills Counties, Oklahoma in order to secure the Borrower's obligations to deliver certain of its production volumes from
such fields (the "Duke Liens").   In addition, the Borrower's
obligations in connection with the Duke Production Payment (the "Duke Debt") constitute Debt as defined in the Credit Agreement. The granting of the Duke Liens and the Duke Debt violate several provisions of the Credit Agreement and the other Credit Documents, including, but not limited to, Section 6.01 and 6.02 of the Credit Agreement.

     D. The Banks are willing to consent to the Duke Liens and the Duke Debt and to make certain other amendments subject to the terms of this Agreement.

     THEREFORE, the Agent, the Borrower and the Banks hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

     Section 2. Consent and Waiver. The Banks hereby (a) consent to the granting of the Duke Liens and the incurrence of the Duke Debt as described above and (b) waive any and all defaults arising or which may have heretofore arisen under
Section 6.01, 6.02 or any other provision of the Credit Agreement resulting from the execution, delivery or performance of the transactions and agreements in connection with the Duke Production Payment; provided that the Duke Production Payment satisfies the terms and conditions of Amendment No. 3, including, without limitation, that (i) the Net Cash Proceeds from the Duke Production Payment are deposited directly by Duke into Account No. 0880423444, "UBOC CL RAM Energy" maintained at Union Bank of California, N.A. and (ii) the Borrower receives Net Cash
Proceeds in an amount greater than or equal to $4,500,000.00. This waiver is limited to the extent described herein and shall not be construed to be a consent to or a waiver of any other actions prohibited by the Credit Agreement. The Agent and each of the Banks reserves the right to exercise any rights and remedies available to it in connection with any future defaults with respect to Section 6.01 or 6.02 of the Credit Agreement or any other provision of any Credit Document. Further, if any such transaction is not completed as described above, all consents granted hereunder shall be void. For purposes of this Section 2, "Net Cash Proceeds" has the meaning give to such term in Amendment No. 3.

     Section 3. Amendments. The Credit Agreement shall, subject to the terms of this Amendment, be amended as follows:

     (a) Section 1.01. Section 1.01 shall be amended by adding the following new definition in alphabetical order where appropriate:

     "Duke" means Duke Energy Merchant Finance, L.L.C.

     "Duke Production Payment" means the sale by the Borrower of certain of its production volumes from the South Thomas, East Cheyenne and Wickham Ranch Fields in Blaine, Custer and Roger Mills Counties, Oklahoma to Duke in exchange for the payment by Duke to the Borrower of a production payment.

     (b) Section 6.01. Section 6.01 is hereby amended by deleting the "and" at the end of subsection (g) thereof, replacing the period at the end of subsection (h) thereof with ";
and" and by adding the following new subsection (i):

               (i) Liens granted by the Borrower to Duke to secure the obligations of the Borrower in connection with the Duke
     Production Payment; provided that each such Lien only encumbers the Borrower's interest in the South Thomas, East
     Cheyenne and Wickham Ranch Fields in Blaine, Custer and
     Roger Mills Counties, Oklahoma subject to the Duke
     Production Payment.

     (c) Section 6.02. Section 6.02 is hereby amended by deleting the "and" at the end of subsection (f) thereof, replacing the period at the end of subsection (g) thereof with ";
and" and by adding the following new subsection (h):

               (h) Debt incurred by the Borrower in connection with the Duke Production Payment provided that such Debt shall not be increased so that the amount of such Debt becomes greater than the outstanding amount of such Debt on the date of Amendment No. 5 and Consent and Waiver dated as of September 28, 1999.

     Section 4. Effectiveness. This Amendment shall become effective upon the date first set forth above when the Agent shall have received from the Borrower and each of the Banks duly and validly executed originals of this Amendment.

     Section 5. Representations and Warranties. The Borrower represents and warrants that (a) the execution, delivery and performance of the Duke Production Payment and this Amendment are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings, (b) the Liens under the Security Documents are valid and subsisting and secure the Borrower's obligations under the Credit Agreement, (c) the representations and warranties of the Borrower contained in the Credit Documents are true and correct as of the date hereof, except as otherwise previously disclosed to the Agent, and (d) no Default has occurred and is continuing as of the date hereof.

     Section 6.     Choice of Law.   This Amendment shall be
governed by and construed and enforced in accordance with the laws of the State of Texas.

     Section 7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

     This written agreement and the Credit Documents, as defined in the Credit Agreement, represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

     There are no unwritten oral agreements between the parties.

     EXECUTED as of the date first set forth above.

                               UNION BANK OF CALIFORNIA, N.A.


                              By:    CARL STUTZMAN
                              Name:  Carl Stutzman
                              Title: Senior Vice President


                              By:    DUSTIN GASPARI
                              Name:  DUSTIN GASPARI
                              Title: Assistant Vice President


                              DEN NORSKE BANK ASA


                              By:    J. MORTEN KREUTZ
                              Name:  J. Morten Kreutz
                              Title: First Vice President


                              By:    LASSE WAGENE
                              Name:  Lasse Wagene
                              Title: Vice President


Acknowledged and accepted this
28th day of September, 1999.


RAM ENERGY, INC.


By:  LARRY E. LEE
     Larry E. Lee
     President